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EXHIBIT 10.6

PLEDGE AND SECURITY AGREEMENT
(Herbst Gaming, Inc.)

    This PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of August 24, 2001, is entered into by Herbst Gaming, Inc., a Nevada corporation ("Pledgor"), in favor of The Bank of New York, a New York banking corporation, as trustee ("Trustee"), for the benefit of the holders of the 10 3/4% Senior Secured Notes due 2008 (the "Notes") issued by Pledgor pursuant to the Indenture dated as of August 24, 2001 (the "Indenture"), among Pledgor, each of the Guarantors (as defined in the Indenture) and the Trustee.

RECITALS

    A.  Pledgor is the legal and beneficial owner of all the issued and outstanding capital stock or membership interests, as applicable, of each of the following entities (collectively, the "Pledged Subsidiaries"): E-T-T, Inc., a Nevada corporation, Market Gaming, Inc., a Nevada corporation, Flamingo Paradise Gaming LLC, a Nevada limited-liability company, and E-T-T Enterprises L.L.C., a Nevada limited-liability company.

    B.  The holders of the Notes (collectively, the "Noteholders") are willing to purchase the Notes for the purposes of, among other things, providing Pledgor and its subsidiaries funds to repay existing indebtedness and to provide working capital.

    C.  Pledgor will derive substantial benefit from the purchase of the Notes by the Noteholders.

    D.  As a condition precedent to purchasing the Notes, the Noteholders require that Pledgor pledge 100% of its interest in each of the Pledged Subsidiaries for the benefit of the Noteholders as security for Pledgor's obligations under the Indenture, pursuant to the terms of this Agreement.

AGREEMENT

    NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with the Trustee as follows:

    1.  Definitions.

      1.1 "Escrow Agent" shall mean Wilmington Trust FSB as escrow agent under the Escrow Agreement.

      1.2 "Escrow Agreement" shall mean that certain Escrow Agreement dated August 24, 2001 by and among Escrow Agent, the Pledgors (as defined therein including the Pledgors hereunder) and the Trustee.

      1.3 "Obligations" shall mean and include all obligations, howsoever arising, owed by Pledgor to the Noteholders of every kind and description, pursuant to the terms of the Indenture (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation all interest, fees, charges, expenses, attorneys' fees and other professional fees chargeable to Pledgor hereunder or thereunder.

      1.4 "Stock" shall mean all shares, options, warrants, interests, participations or other equivalents (regardless of how designated or of what class) of or in the Pledged Subsidiaries held by Pledgor, including, without limitation, the capital stock and membership interests listed on Schedule A attached hereto, whether voting or nonvoting, common or preferred.

      1.5 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.

      1.6 All capitalized terms used, but not otherwise defined herein, shall have the meanings provided in the Indenture.

    2.  Assignment, Pledge and Grant of Security Interest.  To secure the timely payment and performance of the Obligations, Pledgor hereby assigns and pledges to Trustee, for the equal and ratable benefit of the Noteholders, and grants to Trustee, for the equal and ratable benefit of the Noteholders, a security interest in all the estate, right, title and interest of Pledgor in and to the Stock, whether now owned or hereafter acquired, and all proceeds thereof and any income, dividends, gain, profit, loss or other items received or receivable by Pledgor in connection with the Stock (collectively, the "Collateral"). During the term of this Agreement and other than after the occurrence and during the continuance of a Default or an Event of Default, the Pledgor shall be entitled to receive any principal, interest, dividends and other income payable on or with respect to the Stock.

    3.  Representations and Warranties of Pledgor.  Pledgor represents and warrants to Trustee, for the benefit of the Noteholders, as follows:

      3.1 Pledgor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power and authority under the laws of such State to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) is duly qualified, authorized to do business and in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary and (iii) has the full right, power and authority (A) to carry on its business as now being conducted and as proposed to be conducted by it, (B) to execute and deliver, and perform its obligations under the Indenture, this Agreement and any other agreements to which it is a party pursuant to the Indenture, (C) to take all action as may be necessary to consummate the transactions contemplated under the Indenture and (D) to pledge and assign the Stock.

      3.2 None of Pledgor's execution and delivery of this Agreement, its consummation of the transactions contemplated hereby or its compliance with the terms thereof (a) violate any requirement of law, regulation or statute, (b) violate any provision of, or result in the breach or acceleration of or entitle any Person to accelerate any material obligation under, any indenture, mortgage, lien, lease, agreement, license, pledge, guarantee or other document to which Pledgor is a party or by which Pledgor or its property is bound, (c) does or will contravene or result in any breach of or constitute any default under, or result in or require the creation of any lien upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or (d) violate the certificate or articles of incorporation or by-laws (or other organizational documents) of Pledgor.

      3.3 This Agreement has been duly authorized, executed and delivered by Pledgor, has not been amended or otherwise modified, is in full force and effect, and is binding upon and enforceable against Pledgor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and by the effect of general equitable principles.

      3.4 Except as has been previously obtained and are in full force and effect, no consent of any other party (including, without limitation, any creditor, shareholder or partner of Pledgor) and no consent, authorization, approval, order, registration, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

      3.5 Pledgor is the beneficial, lawful and record owner of and has full right, title and interest in and to the Stock, free and clear of any mortgages, liens, charges, or encumbrances of any kind. All of the outstanding shares of Stock are validly issued, fully paid and nonassessable securities. There are no outstanding options, warrants or other rights to subscribe or purchase stock or other equitable interests in any of the Pledged Subsidiaries.

      3.6 Pledgor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement and the Indenture.

      3.7 Upon filing the UCC-1 financing statements executed by Pledgor with respect to this Agreement at the office of the Secretary of State for the State of Nevada and the delivery to the Escrow Agent of all certificates or instruments representing or evidencing the Stock, Trustee (for the benefit of the Noteholders) will have a valid and perfected first priority security interest in the Stock, securing payment and performance of the Obligations.

      3.8 Neither Pledgor nor any of its Affiliates is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      3.9 The chief executive offices of Pledgor are located at the address set forth in Section 15 below.

    4.  Covenants of Pledgor.  Pledgor covenants and agrees as follows:

      4.1 Pledgor shall perform and comply with all obligations and conditions on its part to be performed hereunder, and as may be necessary to maintain, preserve, protect and perfect the Collateral and the lien granted to Trustee hereunder.

      4.2 Pledgor shall promptly deliver to Trustee or its agents all originals of certificates and other documents, instruments and agreements evidencing the Stock which are now held or hereafter received by Pledgor, together with such blank stock powers executed by Pledgor as Trustee may request from time to time.

      4.3 Pledgor shall, so long as any Obligations shall be outstanding, defend its title to the Collateral and the interest of Trustee in the Collateral pledged hereunder against the claims and demands of all other Persons.

      4.4 Pledgor shall not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to any part of the Collateral (other than the Lien created by this Agreement).

      4.5 Pledgor will not file or authorize or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which Trustee is not named as the sole secured party.

      4.6 Except as permitted by the Indenture or this Agreement, Pledgor will not cause, suffer or permit the sale, assignment, conveyance or other transfer of all or any portion of Pledgor's ownership interest or interests in the Pledged Subsidiaries.

    5.  Events of Default.  The occurrence of any of the following events (each, an "Event of Default," and collectively the "Events of Default"), whatever the reason for such Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall entitle Trustee to exercise any and all of its rights and remedies hereunder, under the Indenture and at law:

      5.1 The occurrence of an Event of Default (as "Event of Default" is defined under the Indenture) under the Indenture; or

      5.2 The failure on the part of Pledgor to observe or perform any covenant contained in this Agreement on its part to be observed or performed, and such failure shall continue unremedied for a period of 30 days after Pledgor becomes aware thereof or receives written notice thereof from Trustee; or

      5.3 Any representation or warranty of Pledgor contained in this Agreement shall contain an untrue or misleading statement of a material fact or shall fail to state a material fact necessary to make the statements therein not misleading as of the date made; or

      5.4 The impairment of the priority of the security interest in the Collateral granted herein.

    6.  Remedies Upon Event of Default.

      6.1 If any Event of Default has occurred and is continuing, subject to Nevada Gaming Law, Trustee shall have the right, at its election, but not the obligation, to do any of the following, subject to compliance with applicable Gaming Laws: (i) notify the Pledged Subsidiaries to pay all dividends on the Stock to Trustee, for the benefit of the Noteholders; (ii) receive and collect all such dividends and make application thereof to the Obligations in such order as Trustee may determine; (iii) register all of the Stock in the name of Trustee or its nominee, for the benefit of the Noteholders, and Trustee or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Stock at any meeting of shareholders of the Pledge Subsidiaries or otherwise, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Stock as if Trustee were the absolute owner thereof; (iv) demand, sue for, collect or receive any money or property at any time payable to or receivable by Pledgor on account of or in exchange for all or any part of the Collateral; (v) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to (A) collect or enforce any Obligations or rights hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, (B) foreclose or enforce the security interest in all or any part of the Collateral granted herein, or (C) enforce any other legal or equitable right vested in it by this Agreement or by law; (vi) sell or otherwise dispose of all or any part of the Collateral or cause all or any part of the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as Trustee may deem appropriate, and for cash or on credit or for future delivery, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice which under applicable law cannot be waived), it being agreed that Trustee may be a purchaser on behalf of the Noteholders or on its own behalf at any such sale and that Trustee or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of Pledgor or the Pledged Subsidiaries, any such demand, notice or right and equity being hereby expressly waived and released; (vii) incur expenses, including reasonable attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement; (viii) perform any obligation of Pledgor hereunder; (ix) secure the appointment of a receiver for Pledgor without notice to the Pledgor or the Pledged Subsidiaries; or (x) exercise any other or additional rights or remedies granted to a secured party under the UCC. If, pursuant to applicable law, prior written notice of any such action is required to be given to Pledgor or the Pledged Subsidiaries, Pledgor and the Pledged Subsidiaries hereby acknowledge and agree that the minimum time required by such applicable law, or if no minimum is specified, of five business days, shall be deemed a reasonable notice period.

      6.2 All costs and expenses (including, without limitation, attorneys' fees, consultants' fees and other related costs) incurred by Trustee in connection with exercising any remedy provided for herein or at law, or performing any of Pledgor's agreements contained herein or in respect of any part of the Collateral, together with interest thereon at the maximum rate permitted by law computed from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute part of the Obligations secured by this Agreement and shall be paid by the Pledgor to Trustee on demand.

      6.3 If Trustee shall decide to exercise its right to sell any or all of the Collateral for the benefit of the Noteholders, and if in the opinion of counsel for the Trustee it is necessary to have such Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended, or otherwise registered or qualified under any federal or state securities laws or regulations (collectively, the "Securities Laws"), Pledgor and the Pledged Subsidiaries will execute and deliver, all at Pledgor's expense, all such instruments and documents which, in the opinion of Trustee, are necessary to register or qualify such Collateral, or that portion thereof to be sold, under the provisions of the Securities Laws. Pledgor and the Pledged Subsidiaries will execute and will use best efforts to cause any registration statement relating thereto to become effective and to remain effective for a period of not less than six months from the date of the first public offering of such Collateral, or that portion thereof to be sold, and to make all amendments thereto and/or to any related prospectus or similar document which, in the reasonable opinion of Trustee, are necessary, all in conformity with the Securities Laws applicable thereto. Without limiting the generality of the foregoing, Pledgor agrees to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction(s) which Trustee shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act of 1933.

      6.4 So long as no Event of Default has occurred and is continuing, Pledgor reserves the right to exercise all of its rights as the holder of the Stock (except as limited by the terms of the Indenture) and to receive all income and other distributions arising therefrom (except as limited by the Indenture).

    7.  Remedies Cumulative; Delay Not Waiver.

      7.1 No right, power or remedy herein conferred upon or reserved to Trustee is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Trustee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

      7.2 No delay or omission of Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Trustee.

      7.3 All notice and cure periods provided herein, in the Indenture or in any other Loan Document shall run concurrently with any notice or cure period, provided by law.

    8.  Nevada Gaming Law.  This Agreement will be governed by the Nevada Gaming Control Act. Without limiting the generality of the foregoing, the parties agree to the following:

      8.1 The pledges of the Stock provided for herein will be subject to the approval of the Nevada State Gaming Control Board and the Nevada Gaming Commission (collectively, the "Nevada Gaming Authorities");

      8.2 Notwithstanding the approval by the Nevada Gaming Authorities pursuant to paragraph 8.1 above, other approvals of the Nevada Gaming Authorities may, and in some cases will, be required before certain transactions relating to this Agreement may occur, including but not limited to the following:

        a.  any re-registration or action similar to re-registration of the Stock (or any distribution in respect of, in addition to, in substitution of, or in exchange for, the Stock or any part thereof);

        b.  any foreclosure, sale, transfer or other disposition of the Stock, except a transfer back to the Pledgor; and

        c.  pursuant to Regulation 8.050 of the Nevada Gaming Commission, the payment or receipt of any money or other thing of value constituting any part of the consideration for the transfer or acquisition of the Stock, except that such consideration may be placed in escrow pending receipt of the necessary approvals.

      8.3 Trustee or its agents shall physically retain all evidence of ownership of the Stock or any distribution of additional securities in respect of, in addition to, in substitution of, or in exchange for, such Stock or any part thereof, within the State of Nevada at a location designated to the Nevada Gaming Authorities, and shall make such evidence of ownership available for inspection by agents of the Nevada Gaming Authorities immediately upon request during normal business hours.

      8.4 Notwithstanding any other provision contained herein to the contrary, the Trustee agrees that prior to exercising any remedies set forth in Section 6 hereof or elsewhere with respect to the Collateral it shall obtain any and all consents and approvals required under such statute or regulations.

    9.  Attorney-in-Fact.  Pledgor hereby irrevocably constitutes and appoints Trustee as its true and lawful attorney-in-fact with full power and authority in the place and stead of Pledgor and in the name of Pledgor, Trustee or otherwise, from time to time in Trustee's discretion to take any action and to execute any instrument to enforce all rights of Pledgor with respect to the Collateral, including, without limitation, the right to ask, require, demand, receive and give acquittance for any and all moneys and claims for money due and to become due under or arising out of the Collateral; to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith; to vote, demand, receive and enforce Pledgor's rights with respect to the Collateral; to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Pledgor or, at the option of Trustee, in the name of Trustee, with the same force and effect as Pledgor could do if this Agreement had not been made; and to file any claims or take any action or institute any proceedings in connection therewith which Trustee may reasonably deem to be necessary or advisable; provided, however, Trustee shall not exercise such rights unless upon the occurrence and during the continuation of an Event of Default. This power of attorney is a power coupled with an interest and shall be irrevocable.

    10.  Perfection.

      10.1 Pledgor shall (i) deliver the Collateral or any part thereof to Trustee, as Trustee may request, accompanied by such duly executed instruments of transfer or assignment as Trustee may request, and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Trustee may request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

      10.2 Pledgor hereby authorizes Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law.

      10.3 Pledgor shall, promptly upon request, provide to Trustee all information and evidence it may reasonably request concerning the Collateral to enable Trustee to enforce the provisions of this Agreement.

    11.  Termination of Security Interest.  This Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor upon either (i) the indefeasible payment and performance in full of the Obligations or (ii) the agreement to such termination by the parties to the Indenture in accordance with the provisions of thereof. Upon any such termination, Trustee will return all certificates evidencing ownership interests in the Pledged Subsidiaries to Pledgor and will, at Pledgor's expense, execute and deliver to Pledgor such documents (including, without limitation, UCC-3 termination statements) as Pledgor may reasonably request to evidence such termination.

    12.  Security Interest Absolute.  All rights of Trustee and the security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

      12.1 Any lack of validity or enforceability of the Indenture, the Subsidiary Guarantee or any other agreement or instrument relating thereto;

      12.2 Any change in the time, manner or place of payment of, or in any other term of the Obligations (including any increase in the amount thereof), or any other amendment or waiver of or any consent to any departure from the Indenture or the Subsidiary Guarantee;

      12.3 Any exchange, surrender, release or non-perfection of any Collateral;

      12.4 Any bankruptcy or insolvency of Pledgor or any other Person; or

      12.5 Any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor or a third party pledgor.

    13.  Limitation on Duty of Trustee with Respect to the Collateral.  The powers conferred on Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Trustee shall have no duty with respect to any Collateral. Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Trustee accords its own property, it being expressly agreed, to the maximum extent permitted by law, that Trustee shall have no responsibility for (a) taking any necessary steps to preserve rights against any parties with respect to any Collateral, but Trustee may do so and all expenses incurred in connection therewith shall be part of the Obligations or (b) taking any action to protect against any diminution in value of the Collateral. Trustee shall have no obligation or duty to file financing statements and in acting hereunder the Trustee shall be accorded all benefits, privileges, protections, immunities and indemnities given to it under the Indenture.

    14.  Amendments; Waivers; Consents.  No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Pledgor and Trustee.

    15.  Notices.  All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 12.02 of the Indenture. Notices to Trustee may be given at the address set forth in such Section 12.02. Notices to Pledgor or the Pledged Subsidiaries may be given at the following address:

Herbst Gaming, Inc.
3440 West Russell Road
Las Vegas, Nevada 89118
Telecopier No.: (702) 740-4630
Attention: Mary E. Higgins

      With a copy to:

Kummer Kaempfer Bonner & Renshaw
3800 Howard Hughes Parkway
Seventh Floor
Las Vegas, Nevada 89109
Telecopier No.: (702) 796-7181
Attention: John N. Brewer, Esq.

or such other address as notified by a party pursuant to the terms hereof.

    16.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except (i) as the Nevada Gaming Control Act may apply, (ii) as required by mandatory provisions of Nevada law and (iii) to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular portion of the Collateral are governed by the laws of the State of Nevada.

    17.  Severability.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

    18.  Survival of Provisions.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Indenture. Notwithstanding anything in this Agreement or implied by law to the contrary, the representations and warranties of Pledgor set forth herein shall terminate only upon payment and complete satisfaction of the Obligations.

    19.  Headings Descriptive.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

    20.  Entire Agreement.  This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

    21.  Time.  Time is of the essence of this Agreement.

    22.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

    23.  Attorneys' Fees.  In the event any legal action or proceeding (including, without limitation, any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision hereof, unless Pledgor is the prevailing party, Pledgor shall indemnify each of Trustee and the Noteholders for their attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGOR:
HERBST GAMING, INC.
By:	/s/ Edward J. Herbst Name: Edward J. Herbst Title: President & CEO
TRUSTEE:
THE BANK OF NEW YORK
By:	/s/ Stacey Poindexter Name: Stacey Poindexter Title: Assistant Vice President

SCHEDULE A
LIST OF STOCK

100% of the outstanding shares of common stock of E-T-T, Inc.

100% of the outstanding shares of common stock of Market Gaming, Inc.

80% of the ownership interest of Flamingo Paradise Gaming, LLC

100% of the ownership interest of E-T-T Enterprises L.L.C.

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ACKNOWLEDGMENT AND CONSENT OF PLEDGED SUBSIDIARIES

E-T-T, Inc.
By:	/s/ Edward J. Herbst Name: Edward J. Herbst Title: President and CEO
Flamingo Paradise Gaming, LLC
By:	/s/ Edward J. Herbst Name: Edward J. Herbst Title: Managing Member
Market Gaming, Inc.
By:	/s/ Edward J. Herbst Name: Edward J. Herbst Title: President and CEO
E-T-T Enterprises L.L.C.
By:	/s/ Edward J. Herbst Name: Edward J. Herbst Title: Managing Member

S–2

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EXHIBIT 10.6
PLEDGE AND SECURITY AGREEMENT (Herbst Gaming, Inc.)